Amendment dated February 22, 2018 to the Pricing Supplements for the Exchange-Traded Notes set forth in Schedule A Registration Statement No. 333-212571 Filed Pursuant to Rule 424(b)(3)

Barclays Bank PLC Exchange-Traded Notes

Barclays Bank PLC filed a prospectus on February 22, 2018 (the “new prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”), which replaced the prospectus of Barclays Bank PLC filed on July 18, 2016. When you read the applicable pricing supplement for any exchange-traded note issued by Barclays Bank PLC set forth in Schedule A below (the “ETNs”) and the accompanying prospectus supplement, all references to the prospectus dated July 18, 2016, or to any sections therein, should refer instead to the new prospectus, or to the corresponding sections of the new prospectus. You may access the new prospectus on the SEC website:

https://www.sec.gov/Archives/edgar/data/312070/000119312518053870/d515301dposasr.htm

You should read the relevant pricing supplements and the accompanying prospectus supplement that describe the specific terms of the ETNs together with the new prospectus.

The ETNs are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Neither the SEC nor any state securities commission has approved or disapproved of these ETNs or determined that this Amendment or any related pricing supplements, prospectus supplement or prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Amendment dated February 22, 2018, amending the Pricing Supplements for the Exchange-Traded Notes set forth in Schedule A

SCHEDULE A

This Amendment applies to all exchange-traded notes issued by Barclays Bank PLC specified in the table below.

Exchange-Traded Note	Bloomberg Ticker Symbol	CUSIP	ISIN
Barclays ETN+ Select MLP ETN	ATMP	06742C723	US06742C7231
iPath® S&P MLP ETN	IMLP	06742A750	US06742A7506
Barclays ETN+ Shiller CAPE™ ETN	CAPE	06742A669	US06742A6698
Barclays ETN+ FI Enhanced Europe 50 ETN	FEEU	06742C129	US06742C1291
Barclays ETN+ FI Enhanced Europe 50 ETN Series B	FLEU	06744M836	US06744M8367
Barclays ETN+ FI Enhanced Global High Yield ETN	FIGY	06742C152	US06742C1523
Barclays Return On Disability ETN	RODI	06740D830	US06740D8305
Barclays Women in Leadership ETN	WIL	06742W430	US06742W4309
iPath® S&P 500 VIX Short-Term Futures ETN	VXX	06742E711	US06746L4225
iPath® S&P 500 VIX Mid-Term Futures ETN	VXZ	06740C519	US06740Q2600
iPath Series B S&P 500® VIX Short-Term Futures ETN	VXXB	06746P621	US06746P6218
iPath Series B S&P 500® VIX Mid-Term Futures ETN	VXZB	06746P613	US06746P6135
iPath® S&P 500 Dynamic VIX ETN	XVZ	06741L609	US06741L6092
Barclays ETN+ S&P VEQTOR ETN	VQT	06740C337	US06740C3372
iPath® Bloomberg Commodity Index Total Return ETN	DJP	06738C778	US06738C7781
iPath® Bloomberg Lead Subindex Total Return ETN	LD	06739H263	US06739H2638
iPath® Bloomberg Cocoa Subindex Total Return ETN	NIB	06739H313	US06739H3131
iPath® S&P GSCI™ Total Return Index ETN	GSP	06738C794	US06738C7948
iPath® Series B Bloomberg Cotton Subindex TR ETN	BALB	06746P548	US06746P5483
iPath® Series B Bloomberg Livestock Subindex TR ETN	COWB	06746P498	US06746P4981
iPath® Series B Bloomberg Agriculture Subindex TR ETN	JJAB	06746P589	US06746P5897
iPath® Series B Bloomberg Copper Subindex TR ETN	JJCB	06746P555	US06746P5558
iPath® Series B Bloomberg Energy Subindex TR ETN	JJEB	06746P530	US06746P5301
iPath® Series B Bloomberg Grains Subindex TR ETN	JJGB	06746P522	US06746P5228
iPath® Series B Bloomberg Industrial Metals Subindex TR ETN	JJMB	06746P514	US06746P5145
iPath® Series B Bloomberg Nickel Subindex TR ETN	BJJN	06746P480	US06746P4809
iPath® Series B Bloomberg Precious Metals Subindex TR ETN	JJPB	06746P464	US06746P4643
iPath® Series B Bloomberg Softs Subindex TR ETN	JJSB	06746P456	US06746P4569
iPath® Series B Bloomberg Tin Subindex TR ETN	JJTB	06746P431	US06746P4312
iPath® Series B Bloomberg Aluminum Subindex TR ETN	JJUB	06746P571	US06746P5715
iPath® Series B Bloomberg Coffee Subindex TR ETN	BJO	06746P563	US06746P5632
iPath® Series B Bloomberg Sugar Subindex TR ETN	SGGB	06746P449	US06746P4494
iPath® Series B Bloomberg Platinum Subindex TR ETN	PGMB	06746P472	US06746P4726
iPath® Series B Bloomberg Natural Gas Subindex TR ETN	GAZB	06745T368	US06745T3683
iPath® Series B S&P GSCI™ Crude Oil TR Index ETN	OILB	06745R693	US06745R6936
iPath® Pure Beta Broad Commodity ETN	BCM	06740P114	US06740P1140
iPath® Pure Beta Crude Oil ETN	OLEM	06740P221	US06740P2213
iPath® US Treasury Steepener ETN	STPP	06740L477	US06740L4775
iPath® US Treasury Flattener ETN	FLAT	06740L485	US06740L4858
iPath® US Treasury 2-year Bull ETN	DTUL	06740L469	US06740L4692
iPath® US Treasury 2-year Bear ETN	DTUS	06740L519	US06740L5194
iPath® US Treasury 5-year Bull ETN	DFVL	06740P650	US06740P6503

Exchange-Traded Note	Bloomberg Ticker Symbol	CUSIP	ISIN
iPath® US Treasury 5-year Bear ETN	DFVS	06740P643	US06740P6438
iPath® US Treasury 10-year Bull ETN	DTYL	06740L493	US06740L4932
iPath® US Treasury 10-year Bear ETN	DTYS	06740L451	US06740L4510
iPath® US Treasury Long Bond Bull ETN	DLBL	06740L527	US06740L5277
iPath® US Treasury Long Bond Bear ETN	DLBS	06740L444	US06740L4445
Barclays Inverse US Treasury Composite ETN	TAPR	06742W570	US06742W5702
iPath® Seasonal Natural Gas ETN	DCNG	06740P239	US06740P2395
iPath® Pure Beta Precious Metals ETN	BLNG	06740P338	US06740P3385
iPath® Pure Beta Coffee ETN	CAFE	06740P148	US06740P1488
iPath® Pure Beta Cocoa ETN	CHOC	06740P130	US06740P1306
iPath® Pure Beta Cotton ETN	CTNN	06740P155	US06740P1553
iPath® Pure Beta Copper ETN	CUPM	06740P189	US06740P1892
iPath® Pure Beta Agriculture ETN	DIRT	06740P262	US06740P2627
iPath® Pure Beta Aluminum ETN	FOIL	06740P171	US06740P1710
iPath® Pure Beta Softs ETN	GRWN	06740P288	US06740P2882
iPath® Pure Beta Industrial Metals ETN	HEVY	06740P296	US06740P2965
iPath® Pure Beta Lead ETN	LEDD	06740P197	US06740P1975
iPath® Pure Beta Livestock ETN	LSTK	06740P320	US06740P3203
iPath® Pure Beta Nickel ETN	NINI	06740P213	US06740P2130
iPath® Pure Beta Energy ETN	ONG	06740P312	US06740P3120
iPath® Pure Beta S&P GSCI®-Weighted ETN	SBV	06740P122	US06740P1223
iPath® Pure Beta Sugar ETN	SGAR	06740P163	US06740P1637
iPath® Pure Beta Grains ETN	WEET	06740P270	US06740P2700
iPath® Global Carbon ETN	GRN	06739H164	US06739H1648
iPath® Bloomberg Cotton Subindex Total Return ETN	BAL	06739H271	US06739H2711
iPath® Bloomberg Livestock Subindex Total Return ETN	COW	06739H743	US06739H7439
iPath® Bloomberg Agriculture Subindex Total Return ETN	JJA	06739H206	US06739H2067
iPath® Bloomberg Copper Subindex Total Return ETN	JJC	06739F101	US06739F1012
iPath® Bloomberg Energy Subindex Total Return ETN	JJE	06739H750	US06739H7504
iPath® Bloomberg Grains Subindex Total Return ETN	JJG	06739H305	US06739H3057
iPath® Bloomberg Industrial Metals Subindex Total Return ETN	JJM	06738G407	US06738G4073
iPath® Bloomberg Nickel Subindex Total Return ETN	JJN	06739F119	US06739F1194
iPath® Bloomberg Precious Metals Subindex Total Return ETN	JJP	06739H248	US06739H2489
iPath® Bloomberg Softs Subindex Total Return ETN	JJS	06739H230	US06739H2307
iPath® Bloomberg Tin Subindex Total Return ETN	JJT	06739H198	US06739H1986
iPath® Bloomberg Aluminum Subindex Total Return ETN	JJU	06739H321	US06739H3214
iPath® Bloomberg Coffee Subindex Total Return ETN	JO	06739H297	US06739H2976
iPath® Bloomberg Sugar Subindex Total Return ETN	SGG	06739H214	US06739H2141
iPath® Bloomberg Platinum Subindex Total Return ETN	PGM	06739H255	US06739H2554
iPath® Bloomberg Natural Gas Subindex Total Return ETN	GAZZF	06739H644	US06739H6449
iPath® S&P GSCI™ Crude Oil Total Return Index ETN	OIL	06738C786	US06738C7864
iPath® EUR/USD Exchange Rate ETN	ERO	06739F184	GB00B1WPBD95
iPath® GBP/USD Exchange Rate ETN	GBB	06739F176	GB00B1WPB621
iPath® JPY/USD Exchange Rate ETN	JYN	06739G851	GB00B1WPB282
iPath® Optimized Currency Carry ETN	ICI	06739H412	US06739H4121
iPath® GEMS Index ETN	JEM	06739H453	US06739H4535

Exchange-Traded Note	Bloomberg Ticker Symbol	CUSIP	ISIN
iPath® GEMS Asia-8 ETN	AYT	06738G878	US06738G8785
iPath® Asian and Gulf Currency Revaluation ETN	PGD	06739H420	US06739H4204
iPath® Long Enhanced MSCI Emerging Markets Index ETN	EMLB	06740P874	US06740P8749
iPath® Long Enhanced MSCI EAFE® Index ETN	MFLA	06740P809	US06740P8095
iPath® Long Extended Russell 1000® TR Index ETN	ROLA	06740P205	US06740P2056
iPath® Long Extended Russell 2000® TR Index ETN	RTLA	06740P403	US06740P4037
iPath® Long Extended S&P 500® TR Index ETN	SFLA	06740P601	US06740P6016
iPath® MSCI India Index ETN	INP	06739F291	US06739F2911
iPath® CBOE S&P 500 BuyWrite Index ETN	BWV	06739F135	GB00B1WL1590
iPath® Inverse S&P 500 VIX Short-Term Futures ETN (II)	IVOP	06741K486	US06741K4866
iPath® Inverse S&P 500 VIX Short-Term Futures ETN	XXV	06740L592	US06740L5921